                                                                     EXHIBIT 1

                             UNDERWRITING AGREEMENT
                             ----------------------


                             _______________, 199__



_________________________
_________________________
_________________________
_________________________

Gentlemen:

          From time to time Cyprus Amax Minerals Company, a Delaware corporation (the "Company") [and Cyprus Amax Finance Corporation, a Delaware corporation ("Finance")] propose[s] to enter into one or more Pricing Agreements (each a "Pricing Agreement") in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in
Schedule I to the applicable Pricing Agreement (such firms constituting the "Underwriters" with respect to such Pricing Agreement and the securities specified therein) the [principal amount] [number of shares] of [guaranteed debt securities of Finance] [[Common Stock without par value] [preferred stock] [warrants] [debt securities] [and guarantees] of the Company] (the "Securities") specified in Schedule II to such Pricing Agreement with respect to such Pricing Agreement, the "Firm Securities"). If specified in such Pricing Agreement, the Company [and Finance] may grant to the Underwriters the right to purchase at their election an additional [aggregate principal amount of Securities] [number of shares] [number of warrants] specified in such Pricing Agreement as provided in Section 3 hereof (the "Optional Securities"). The Firm Securities and the Optional Securities, if any, which the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the "Designated Securities."

          The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto [and in or pursuant to the indenture (the "Indenture") identified in such Pricing Agreement].

          1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating
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thereto will act as representatives (the "Representatives").  The term
"Representatives" also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Underwriting Agreement shall not be construed as an obligation of the Company [or Finance] to sell any of the Securities or as an obligation of any of the Underwriters to purchase any of the Securities. The obligation of the Company [and Finance] to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the [aggregate principal amount] [number of shares] [number of warrants] of Firm Securities, the maximum number of Optional Securities, if any, the initial public offering price of such Firm and Optional Securities or the manner of determining such price, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters, the number of such Designated Securities to be purchased by each Underwriter and the commission, if any, payable to the Underwriters with respect thereto and shall set forth the date, time and manner of delivery of such Firm and Optional Securities, if any, and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in [the Indenture and] the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

          2.   Representations and Warranties of the Company.  The Company
               ---------------------------------------------
represents and warrants to, and agrees with, each Underwriters that:

              (a) A registration statement (No. 33-________), including a prospectus, relating to the Securities has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as amended at the time of this Agreement, is hereinafter referred to as the "Registration Statement," and the prospectus included in such Registration Statement, as supplemented to reflect the terms of the Securities and the terms of the offering hereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933
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(the "Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus."

          Each form of prospectus, or prospectus and prospectus supplement, if any, heretofore made available for use in offering the Securities is referred to herein as a "preliminary prospectus." Any reference herein to the Registration Statement, the Prospectus, any amendment or supplement thereto or any preliminary prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement," or similar terms, with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

               (b) On the effective date of the registration statement relating to the Securities, such registration statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of the Pricing Agreement or date of filing of the Prospectus as referred to above, the Registration Statement and the Prospectus conformed or will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representative or Representatives, if any, of the Underwriters as identified above specifically for use therein.

               (c) The documents incorporated by reference in the Registration Statement, the Prospectus, any amendment or supplement thereto, when they became or become effective under the Act or were or are filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

               (d) The consolidated financial statements of the Company, together with the related notes and schedules, set forth or incorporated by reference in the Registration Statement and Prospectus for the periods therein specified were prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein).

          3.   Purchase, Sale and Delivery of Securities.  Upon the execution of
               -----------------------------------------
the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

          The Company [and Finance] may specify in the Pricing Agreement applicable to any Designated Securities that the Company [and Finance] thereby grant[s] to the Underwriters the
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right (an "Over-allotment Option") to purchase at their election up to the number of Optional Securities set forth in such Pricing Agreement, at the terms set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from the Representatives to the Company, given within a period specified in the Pricing Agreement, setting forth the aggregate [number] [principal amount] of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives but in no event earlier than the Closing Date (as defined below) or, unless the Representatives and the Company otherwise agree in writing, earlier than or later than the respective number of business days after the date of such notice set forth in such Pricing Agreement.

          The number of Optional Securities to be added to the number of Firm Securities to be purchased by each Underwriter as set forth in Schedule I to the Pricing Agreement applicable to such Designated Securities shall be, in each case, the [number] [principal amount] of Optional Securities which the Company [and Finance have] [has] been advised by the Representatives have been attributed to such Underwriter, provided that, if the Company [and Finance have] [has] not been so advised, the [number] [principal amount] of Optional Securities to be so added shall be, in each case, that proportion of Optional Securities which the [number] [principal amount] of Firm Securities to be purchased by such Underwriter under such Pricing Agreement bears to the aggregate [number] [principal amount] of Firm Securities [rounded as the Representatives may determine to the nearest 100 shares]. The total [number] [principal amount] of Designated Securities to be purchased by all the Underwriters pursuant to such Pricing Agreement shall be the aggregate [number] [principal amount] of Firm Securities set forth in Schedule I to such Pricing Agreement plus the aggregate [number] [principal amount] of the Optional Securities which the Underwriters elect to purchase.

          The Designated Securities to be purchased by the Underwriters will be delivered by [the Company] [Finance] to you for the accounts of the several Underwriters at the office specified in Schedule I to the Pricing Agreement against payment of the purchase price therefor by certified or official bank check or checks in New York Clearing House (next day) funds payable to the order of the Company at the office, on the date and at the times specified in such
Schedule I, or at such other time not later than eight full business days thereafter as you and [the Company] [Finance] determine, such time being herein referred to as the "Closing Date." Such Designated Securities
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will be prepared in definitive form and in such authorized denominations and registered in such names as you may request upon at least two business days' prior notice to [the Company] [Finance] and will be made available for checking and packaging at the office at which they are to be delivered at the Closing Date (or such other office as may be specified for that purpose in Schedule I) at least one business day prior to the Closing Date.

          It is understood that the Underwriters propose to offer the Designated Securities for sale as set forth in the Prospectus. It is also understood that you, acting individually and not in a representative capacity, may (but shall not be obligated to) make payment to [the Company] [Finance] on behalf of any other Underwriter for Designated Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder.

          [The Company] [Finance] will pay to you, at the Closing Date, for the account of each Underwriter any commission or other compensation that is specified in Schedule I to the Pricing Agreement. Such payment will be made by certified or official bank check or checks in New York Clearing House (next day) funds.

          4.   Certain Agreements of the Company [and Finance].  The Company
               -----------------------------------------------
[and Finance] agree[s] with the several Underwriters of any Designated Securities that it will furnish to ____________________, counsel for the Underwriters, one signed copy of the registration statement relating to the Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Securities:

               (a) The Company [and Finance] will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Representatives, subparagraph (5)) not later than the second business day following the execution and delivery of this Agreement.

               (b) The Company [and Finance] will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company [and Finance] will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its
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best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

               (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company [and Finance] promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

               (d) As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earning statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement relating to the Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

               (e)  The Company [and Finance] will furnish to the
Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

               (f) The Company [and Finance] will arrange for the qualification of the Designated Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

               (g) During the period of five years after the date of this Agreement, the Company will furnish to the Representatives and, upon request, to each of the other
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Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 (the "Exchange Act") or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

               (h) The Company [and Finance] will pay all expenses incident to the performance of [its] [their] obligations under this Agreement and will reimburse the Underwriters for any expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto for any fees charged by investment rating agencies for the rating of the Securities, for the filing fee of the National Association of Securities Dealers, Inc. relating to the Securities and for expenses incurred in distributing the Prospectus, and preliminary prospectuses and any preliminary prospectus supplements to Underwriters.

               [Include following Section (i) if transaction has debt component]

               (i) For a period beginning at the time of execution of the date of the Pricing Agreement for such Designated Securities and ending 30 days after the Closing Date, without the prior consent of the Representatives, the Company will not offer, sell, contract to sell or otherwise dispose of any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue.

               [Include following Section (i) if transaction has equity component]

               [(j) During the period beginning from the date of the Pricing Agreement for such Designated Securities and ending 30 days after the Closing Date, the Company will not offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities of the Company [or Finance] at any time convertible or exchangeable into or exercisable for (x) shares of Common Stock or (y) securities convertible or exchangeable into or exercisable for shares of Common Stock (other than pursuant to employee or director stock option plans existing, or on the
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conversion or exchange of convertible or exchangeable securities outstanding, on the date of such Pricing Agreement), without the prior written consent of the Representatives.]

          5.   Conditions to the Obligations of the Underwriters.  The
               -------------------------------------------------
obligations of the several Underwriters to purchase and pay for the Designated Securities will be subject to the accuracy of the representations and warranties on the part of [each of Finance and] the Company herein, to the accuracy of the statements of Company [and Finance] officers made pursuant to the provisions hereof, to the performance by the Company [and Finance] of its obligations hereunder and to the following additional conditions precedent:

               (a) On or prior to the date of the Pricing Agreement, or as promptly thereafter as practicable, the Representatives shall have received a letter, dated the date of delivery thereof, of Price Waterhouse, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

                    (i) in their opinion, the financial statements and schedules examined by them and included in the prospectus contained in the registration statement relating to the Securities, as amended at the date of such letter, comply in form in all material respects with the applicable accounting requirements of the Act of the Securities Exchange Act of 1934, as applicable, and the related published Rules and Regulations;

                    (ii) they have performed a review of unaudited interim financial information included in such prospectus in accordance with standards established by the American Institute of Certified Public Accountants in Statement on Auditing Standards No. 71, Interim Financial Information, as indicated in their report or reports included in the Company's Quarterly Reports on Form 10-Q;

                    (iii) on the basis of the review referred to in (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that (A) the unaudited financial statements, if any, included in such prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related
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     published Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in such prospectus or (B) the unaudited pro forma condensed consolidated financial statements included or incorporated by reference in such prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and

                    (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in such prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentage and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into such prospectus shall be deemed included in such prospectus for purposes of this subsection.

          (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company[, Finance] or any Underwriter, shall be contemplated by the Commission.

          (c) Subsequent to the execution of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters, including any Representatives, materially impairs the investment quality of the Designated Securities or the Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized
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statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review of its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of a majority in interest of the Underwriters, including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Designated Securities.

          (d) The Representatives shall have received opinions, dated the Closing Date, of Davis, Graham & Stubbs, counsel for the Company [and Finance] (as to paragraphs (i), (iv), (v), (vi)(A) and (B), (vii), (viii) and
(x)) and Kathleen J. Gormley, Esq., General Attorney of the Company [and Finance] (as to paragraphs (i), (ii), (iii), (v), (vi)(A), (B) and (C), (vii) and (ix)), to the effect that:

               (i) [Each of] the Company [and Finance] has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus;

               (ii) [Each of] the Company [and Finance] has been duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries;

               (iii) To the best knowledge of such counsel, all of the outstanding shares of capital stock of each United States subsidiary of the Company named in the Prospectus (except for directors' qualifying shares and
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     except as otherwise stated in the Registration Statement) are owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim (with such exceptions as would not have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries);

               (iv) [The Indenture and] the Designated Securities have been duly authorized, [the Indenture has been duly qualified under the Trust Indenture Act, executed and delivered,] the Designated Securities purchased by the Underwriters have been duly executed, authenticated, issued and delivered, and [the Indenture and] such Designated Securities constitute, [and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and the Delayed Delivery Contracts,] will constitute, valid and legally binding obligations of the Company [and Finance], enforceable in accordance with their terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

               (v) The Registration Statement has become effective under the Act; the Prospectus Supplement has been filed as required by Section 2(a) hereof; and to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

               (vi)  (A) Each part of the Registration Statement, when such part became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; and (B) (note: the remainder of this clause (vi) may be expressed as a statement rather than an opinion and in a separate letter or paragraph in the standard form of such counsel, and this parenthetical shall also apply to clause (vii) below) such counsel have no reason to believe that either any part of the Registration Statement, when such part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and any amendment or supplement thereto, on the
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     date of filing thereof with the Commission or at the Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (C) the documents incorporated by reference in the Registration Statement or Prospectus or any amendment or supplement thereto, when they became effective under the Act or were filed with the Commission under the Exchange Act, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data included in any of the documents mentioned in this clause;

               (vii) The description in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents is accurate and fairly presents the information required to be shown; and such counsel do not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required;

               (viii) This Agreement [and], the Pricing Agreement [and any Delayed Delivery Contracts] have been duly authorized, executed and delivered by the Company [and Finance];

               (ix) The performance of this Agreement [and], the Pricing Agreement [and of any Delayed Delivery Contracts] and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument known to such counsel to which the Company [or Finance] is a party or by which it is bound or to which any of the property of the Company [or Finance] is subject, the Company's [or Finance's] charter or bylaws, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company [or Finance] or any of [its] [their] properties; and
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               (x)  No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement and the Pricing Agreement in connection with the issuance or sale of the Designated Securities by the Company [and Finance], except such as have been obtained under the Act [and the Trust Indenture Act] and such as may be required under state securities laws in connection with the purchase and distribution of the Designated Securities by the Underwriters.

             (e) The Representatives shall have received from ____________________, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company [and Finance], the validity of the Designated Securities, the Registration Statement, the Prospectus and other related matters as they may reasonably require, and the Company [and Finance] shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

               (f) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company [and Finance] in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company [and Finance] in this Agreement are true and correct, that [each of] the Company [and Finance] has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has ben no material adverse change in the financial position or results of operation of the Company and its subsidiaries except as set forth in or contemplated by the Prospectus or as described in such certificate.

               (g) The Representatives shall have received a letter, dated the Closing Date, of Price Waterhouse, which reconfirms the matters set forth in their letter delivered pursuant to subsection (a) of this Section and states in effect that:

____________, 199__
Page 14


               (i) in their opinion, any financial statements or schedules examined by them and included in the Prospectus and not covered by their letter delivered pursuant to subsection (a) of this Section comply in form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published Rules and Regulations;

               (ii) they have performed a review of unaudited interim financial information included in the Prospectus and not covered by their letter delivered pursuant to subsection (a) of this Section in accordance with standards established by the American Institute of Certified Public Accountants in Statement on Auditing Standards No. 71, Interim Financial Information, as indicated in their report or reports included in the Company's Quarterly Reports on Form 10-Q;

               (iii) on the basis of the review referred to in (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    a. the unaudited financial statements, if any, included in the Prospectus and not covered by their letter delivered pursuant to subsection (a) of this Section do not comply in form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                    b. to the extent not covered by their letter delivered pursuant to subsection (a) of this Section, the unaudited pro forma condensed consolidated financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

____________, 199__
Page 15


                    c. the unaudited capsule information, if any, included in the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                    d. at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, there was any change in the capital stock or any increase in short term indebtedness or long term debt of the Company and consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                    e. for the period from the date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, net operating income or in the ratio of earnings to fixed charges;

     except in all cases set forth in clauses (D) and (E) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information included in the Prospectus and not covered by their letter delivered pursuant to subsection (a) of this Section (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

____________, 199__
Page 16


All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for the purposes of this subsection.

          The Company [and Finance] will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

          6.        Indemnification and Contribution.
                    --------------------------------

                    (a) The Company [and Finance] will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that [neither] the Company [nor Finance] will [not] be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

                    (b) Each Underwriter will indemnify and hold harmless the Company [and Finance] against any losses, claims, damages or liabilities to which the Company [or Finance] may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make

____________, 199__
Page 17


the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

                    (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                    (d) If the indemnification provided for in this Section is legally unavailable or insufficient as a result of legal unavailability to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company [or Finance] on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company [or Finance] on the one hand and the Underwriters on the other in

____________, 199__
Page 18


connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company [or Finance] on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company [or Finance] bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company[, Finance] or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).
Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                   (e) The obligations of the Company [and Finance] under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company [and Finance], to each officer of the Company [and Finance] who has signed the Registration Statement and to each person, if any, who controls the Company [or Finance] within the meaning of the Act.

____________, 199__
Page 19


          7.   Default of Underwriters.  If any Underwriter or Underwriters
               -----------------------
default in their obligations to purchase Designated Securities under this Agreement and the Pricing Agreement and the aggregate principal amount of the Designated Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Designated Securities, the Representatives may make arrangements satisfactory to the Company [and Finance] for the purchase of such Designated Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement, to purchase the Designated Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Designated Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Designated Securities and arrangements satisfactory to the Representatives and the Company [and Finance] for the purchase of such Designated Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company [and Finance], except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the principal amounts of the Designated Securities set forth opposite their names in Schedule I to the Pricing Agreement [as a result of Delayed Delivery Contracts entered into by the Company].

          The foregoing obligations and agreements set forth in this Section will not apply if Schedule I to the Pricing Agreement specifies that such obligations and agreements will not apply.

          8.   Survival of Certain Representations and Obligations.  The
               ---------------------------------------------------
respective indemnities, agreements, representations, warranties and other statements of [each of] the Company [and Finance] or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company[, Finance] or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to

____________, 199__
Page 20


Section 7 or if for any reason the purchase of the Designated Securities by the Underwriters under this Agreement is not consummated, the Company [and Finance] shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company[, Finance] and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Designated Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii),
(iv) or (v) of Section 5(c), the Company [and Finance] will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Designated Securities.

          9.   Notices.  All communications hereunder will be in writing
               -------
and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their addresses furnished to the Company [and Finance] in writing for the purpose of communications hereunder or, if sent to the Company [and Finance], will be mailed, delivered or telegraphed and confirmed to it at its address set forth in the Prospectus, Attention: Chief Financial Officer.

          In all dealings with the Company under this Agreement, you shall act on behalf of each of the several Underwriters, and any action under this Agreement taken by you or by any one of you designated in Schedule I to the Pricing Agreement will be binding upon all the Underwriters.

          10.  Successors.  This Agreement will inure to the benefit of and
               ----------
be binding upon the Company and such Underwriters as are identified in Schedule I to the Pricing Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

          11.  APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
               --------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          If the foregoing correctly sets forth the understanding between the Company[, Finance] and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company[, Finance] and the several Underwriters purpose, whereupon this letter shall constitute a binding agreement between the Company[, Finance] and the several

____________, 199__
Page 21


Underwriters. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Underwriters may be evidenced by an exchange of telegraphic or other written communications.

                                Very truly yours,

                                CYPRUS AMAX MINERALS COMPANY



                                By
                                  -------------------------------


                                [CYPRUS AMAX FINANCE CORPORATION]



                                By
                                  ------------------------------]


ACCEPTED as of the date first above
     written on behalf of ourselves
     and as Representatives of the
     other Underwriters named in
     Schedule A hereto.



By
  ------------------------------


By
  ------------------------------

                                                                         ANNEX I



                              Pricing Agreement
                              -----------------



                                June 6, 1994



[Names of Representatives]
  As Representatives of the several
  Underwriters named in Schedule I
  hereto,
c/o \
\
New York, New York  10004

                                                           _______________, 19__


Dear Sirs:

          Cyprus Amax Minerals Company, a Delaware corporation (the "Company") [and Cyprus Amax Finance Corporation, a Delaware corporation ("Finance Sub")], propose[s], subject to the terms and conditions stated herein and in the Underwriting Agreement, dated _______________, 19__ (the "Underwriting Agreement"), between the Company [and Finance Sub] on the one hand and [(names of Representatives named therein)] on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities" [consisting of Firm Securities and any Optional Securities the Underwriters may elect to purchase]). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in
Section 2 of the Underwriting

[Names of Representatives]
June 6, 1994
Page 2


Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of t his Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

          An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, [a] the Company [and Finance Sub] agree[s] to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company [and Finance Sub], at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto [and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities, as provided below, the Company [and Finance Sub] agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set out in Schedule II hereto that portion of the number of Optional Securities as to which such election shall have been exercised].

          [The Company [and Finance Sub] hereby grant[s] to each of the Underwriters the right to purchase at their election up to the number of Optional Securities set forth opposite the name of such underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering overallotments in the sale of the Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from the Representatives to the Company given

[Names of Representatives]
June 6, 1994
Page 3


within a period of [     ] calendar days after the date of this Pricing
Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.]

          If the foregoing is in accordance with your understanding, please sign and return to us [7] counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company [and Finance Sub]. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.


                                Very truly yours,

                                CYPRUS AMAX MINERALS COMPANY



                                By:
                                   ------------------------------
                                   Name:
                                   Title:



                                [CYPRUS AMAX FINANCE CORPORATION



                                By:
                                   ------------------------------
                                   Name:
                                   Title:]

[Names of Representatives]
June 6, 1994
Page 4


Accepted as of the date hereof:

[Name(s) of representatives]



By:___________________________



[Name(s) of Co-Representative
Corporation(s)]



By:___________________________
   Name:
   Title:



- ------------------------------
[Name(s) of Co-Representative
Partnership(s)]

On behalf of each of the Underwriters